Exhibit 99.1

FiscalNote Holdings Announces NYSE Notice of Delisting and Appeal Process

Trading Expected to Continue Uninterrupted as Shares Move to Over-the-Counter Market

Company Remains Positioned to Deliver Positive Free Cash Flow on a Forward Twelve-Month Basis While Advancing Key Growth Initiatives

Board of Directors Continues to Review All Strategic Options Available to the Company to Maximize Shareholder Value

WASHINGTON, D.C., March 25, 2026 - FiscalNote Holdings, Inc. (“FiscalNote” or the “Company”) (Ticker: NOTE), the leading provider of AI-driven policy and regulatory intelligence solutions, reported that on March 25, 2026, it received notification from the New York Stock Exchange (the “NYSE” or the “Exchange”) that it no longer complies with the NYSE’s continued listing standard requiring companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period. Accordingly, the NYSE has determined to commence delisting proceedings pursuant to Section 804 of the NYSE Listed Company Manual. Trading in the Class A common stock and warrants on the NYSE will be suspended immediately, and the Company expects trading to commence on the OTC markets on March 26, 2026 under the same ticker symbol. The Company is evaluating alternatives to appeal the delisting determination to the Exchange’s Listing Qualifications Panel, although there can be no assurance that any such appeal, if made, will be successful.

As the Company prepares for trading on a different exchange, it is doing so at the start of a new phase of health and opportunity. FiscalNote recently announced an organizational transformation that includes a 25% workforce reduction and a reduction in cash operating costs of approximately 19%. These changes substantially expand the Company’s Adjusted EBITDA margins and position FiscalNote to generate positive Free Cash Flow over the twelve month period beginning April 1, 2026, reflecting a structurally stronger operating model and a more focused cost base. In its core business, the Company completed the transition of customers off of its legacy FiscalNote platform in 2025, and as it continues with additional migrations in 2026 it does so with PolicyNote having demonstrated higher levels of user engagement and showing early signs of improving retention.

In addition, FiscalNote is positioned for meaningful long-term growth through two major initiatives that build directly on its core strengths. First, it is enhancing its PolicyNote API, including an MCP server to allow AI agents — including those developed by Anthropic, OpenAI, Google Gemini, and Microsoft — to leverage FiscalNote’s unique set of data to power new applications. This expands FiscalNote’s policy intelligence to serve as infrastructure for AI-driven consumption, including through the Company’s integration with OpenAI announced earlier today which enables developers, policy analysts, and enterprise teams from around the world to access FiscalNote’s structured policy and regulatory data directly within ChatGPT. Second, the Company is entering the fast-growing market for political predictions through a broad portfolio of products that leverage its domain expertise and data, including prediction markets themselves as well as engagement formats such as tip sheets and fantasy-style experiences. This approach expands the potential ways that FiscalNote can monetize its insights across multiple touchpoints in this rapidly emerging ecosystem.

The Company’s Board of Directors along with its advisors continue to review the Company’s ongoing plans and evaluate all strategic value-maximizing options available to the Company, including evaluation of potential further divestitures of non-core assets. There can be no assurance that the strategic review will result in any transaction or other outcome. The Company has not set a timetable for completion of the review and does not intend to disclose developments or provide updates on the progress or status of the review unless and/or until it deems further disclosure is appropriate or required.

About FiscalNote Holdings, Inc.

FiscalNote (Ticker: NOTE), the global leader in AI-driven policy intelligence, delivers its deep expertise in legislative tracking, regulatory analysis, and stakeholder engagement through PolicyNote, its flagship platform. Built to ensure the most complete, real-time view of the policy landscape, PolicyNote delivers synthesized, expert-driven analysis integrated with AI- powered monitoring, fueled by the trusted analysis and reporting of CQ and Roll Call, and the grassroots mobilization power of VoterVoice. From the committee room to the board room, FiscalNote’s PolicyNote Suite ensures every user has the unmatched clarity and speed needed to understand and impact policy.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These and other important factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10- Q, particularly the “Risk Factors” sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media

Yojin Yoon

press@fiscalnote.com

Investor Relations

Jon Slabaugh

ir@fiscalnote.com

Source: FiscalNote